UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

ALCOA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-37816	81-1789115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500 Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 315-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2020, Alcoa Corporation (the “Company”) and Alcoa Nederland Holding B.V., a wholly owned subsidiary of the Company (the “Borrower”) entered into Amendment No. 2 (the “Amendment”) to the Revolving Credit Agreement dated as of September 16, 2016, as amended as of October 26, 2016, as amended and restated as of November 14, 2017, as amended and restated as of November 21, 2018, and as amended on August 26, 2019 (the “Original Revolving Credit Agreement”), in each case with a syndicate of lenders and issuers named therein, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) for the lenders and issuers. The Amendment was entered into to amend certain terms of the Original Revolving Credit Agreement (the Original Revolving Credit Agreement, as amended by the Amendment, the “Amended Revolving Credit Agreement”).

The Amended Revolving Credit Agreement provides additional flexibility to the Company and the Borrower by increasing the leverage ratio limit for any fiscal quarter ending between April 1, 2020 to April 1, 2021 (or such earlier date on which the Borrower elects to revert to the requirement that applied prior to the Amendment (the “Amendment Period”)) from 2.50 to 1.00 to 3.00 to 1.00. During the Amendment Period, the Company, the Borrower and any restricted subsidiaries will be restricted from making certain restricted payments or incurring incremental loans under the Amended Revolving Credit Agreement.

Under the terms of the Amended Revolving Credit Agreement, the Borrower paid to the Administrative Agent, for the benefit of each lender who timely entered into the Amendment, an amount equal to 0.10% of the amount of such lender’s commitment under the Original Revolving Credit Agreement immediately prior to the effectiveness of the Amendment.

The Amended Revolving Credit Agreement contains customary affirmative covenants, negative covenants, and events of default substantially comparable to the Original Credit Agreement (other than those that are described above and other minor changes). The obligations of the Company or its subsidiaries under the Amended Revolving Credit Agreement, and all other obligations under the Amended Revolving Credit Agreement, are guaranteed and secured in the same manner as the Original Revolving Credit Agreement. The representations, warranties and covenants contained in the Amended Revolving Credit Agreement were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the parties to the Amended Revolving Credit Agreement. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amended Revolving Credit Agreement.

The aggregate amount of commitments under the Amended Revolving Credit Agreement remains at $1.5 billion.

The foregoing description of the Amended Revolving Credit Agreement is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

In the ordinary course of their respective businesses, the lenders and issuers under the Amended Revolving Credit Agreement, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust, advisory or other financial services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses.

Item 2.02 Results of Operations and Financial Condition.

On April 22, 2020, the Company issued a press release announcing its first quarter 2020 financial results.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 2.02.

The information contained in this Item 2.02 shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On April 22, 2020, the Company announced the curtailment of the remaining 230,000 metric tons of uncompetitive smelting capacity at the Intalco smelter in Ferndale, Washington as part of its previously announced portfolio review. The full curtailment of the facility, which includes 49,000 metric tons of previously-curtailed capacity, is expected to be complete by the end of July 2020. The Intalco smelter recorded a net loss of $24 million in the first quarter of 2020.

The Company will record estimated restructuring charges of approximately $25 million (pre- and after-tax), or $0.13 per share, in the second quarter of 2020 associated with the curtailment, for employee-related costs and contract termination costs, which are all cash-based charges expected be paid primarily in the third quarter of 2020.

The Intalco smelter’s current employment of approximately 700 will be significantly reduced as part of the curtailment.

In addition, on April 22, 2020, the Company announced that it is planning $700 million of cash initiatives in 2020 through a combination of existing programs and new actions to address the economic uncertainty caused by the pandemic. The new actions include reducing non-critical capital expenditures, delaying non-regulated environmental and asset retirement obligations, deferring U.S. pension contributions under provisions of the Coronavirus Aid, Relief and Economic Security (CARES) Act, and implementing hiring, travel and other spending restrictions.

A copy of the related press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations, including those relating to (i) curtailment of the Intalco smelter and the Company’s expectations regarding the timing of the curtailment activities and types and estimates of associated costs and financial impact, and (ii) cash initiatives planned for 2020, including the Company’s expectations regarding the type, amount, timing, and associated financial benefits of such actions, and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements by the Company that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in the Company’s filings with the U.S. Securities and Exchange Commission. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit number	Description

99.1	Press release of Alcoa Corporation dated April 22, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

Date: April 22, 2020	By:	/s/ Marissa P. Earnest
Marissa P. Earnest
Senior Vice President, Chief Governance Counsel and Secretary